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                                                             EXHIBIT 10(g)(ii)

                           TRADEMARK LICENSE AGREEMENT

         THIS TRADEMARK LICENSE AGREEMENT ("Agreement") entered into on August 2, 1995 by and between ONCOGENE SCIENCE, INC., a Delaware corporation ("Licensor"), and CALBIOCHEM-NOVABIOCHEM CORPORATION, a California corporation ("Licensee").

                                   WITNESSETH

         WHEREAS, Licensor is a biopharmaceutical company utilizing proprietary technology to discover and develop drugs for the treatment of cancer, cardiovascular disease and other human diseases associated with abnormalities of cell growth and control;

         WHEREAS, Licensor is engaged in its Cambridge, Massachusetts, facility in both a diagnostics business and a research products business;

         WHEREAS, the research products business (the "Business") markets research reagents, kits and other research tools to the academic research, industrial research, and clinical research markets;

         WHEREAS, Licensor has entered into an Asset Purchase Agreement (the "Purchase Agreement"), dated as of June 26, 1995, with Licensee and Calbiochem-Novabiochem International, Inc., a Delaware corporation, pursuant to which Licensor has sold to Licensee substantially all the assets and business of the Business and the products thereof, while retaining the right in connection with its Diagnostic Business (as defined in the Purchase Agreement) to manufacture and sell research products to the clinical research market and diagnostic products to the clinical diagnostic market;

         WHEREAS, Licensor is the owner of the entire right, title and interest in and to the trademark ONCOGENE SCIENCE and the related logo (the "Mark") and the goodwill associated with the Mark;

         WHEREAS, pursuant to the terms of the Purchase Agreement, Licensor has agreed to grant to Licensee a non-exclusive and non-assignable license, for a limited period of time, to use the Mark in connection with the sale to consumers and distributors of Research Products (as defined below);

         NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth, the parties, intending to be legally bound, hereby agree as follows:


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         1.       GRANT OF LICENSE.

                  (a) Licensor hereby grants to Licensee, subject to the provisions of this Agreement, a non-exclusive, non-assignable, fully-paid, non-renewable right, license and authority to use the Mark worldwide in connection with Licensee's sale to consumers and distributors (the "License") of
(i) the research products sold to Licensee by Licensor pursuant to the Purchase Agreement, (ii) products licensed by Licensee from Licensor in the future pursuant to the New Product License Right of First Refusal Agreement dated August 2, 1995 between Licensee and Licensor and (iii) research products developed by Licensee in the future ("Future Research Products", and collectively with the products referred to in clauses (i) and (ii), "Research Products"). Licensee shall use the Mark at all times in accordance with the terms set forth in this Agreement. During the Term (as defined below) of this License, the Licensee shall transition its catalogues, product labeling and promotional materials so as to de-emphasize the Mark and emphasize its own corporate trademark, trade name and identification program.

                  (b) This Agreement shall in no way limit Licensor's use of the Mark in its current operations or in any future endeavor which Licensor may pursue or desire to pursue.

                  (c) The license granted hereunder shall be royalty free, and Licensee shall not be required to make any additional payments to Licensor in consideration of the grant of the License.

         2.       LICENSEE'S OBLIGATIONS AND UNDERTAKINGS.

                  (a) Licensee hereby agrees to limit its use of the Mark to the sale of, and invoicing for, Research Products to Licensee's consumers and distributors. Licensee may not use the Mark in connection with any other products or services.

                  (b) Licensee will use the same high standards of quality and integrity in the preparation of the Research Products as set by Licensor when Licensor owned and prepared the Research Products referred to in Section 1(a)(i) hereof. Licensee is, of course, free to alter the quality, integrity and standards of one or more Research Products, but Licensee may not use or associate the Mark with any such Research Product that has been so altered.

                  (c) Licensee shall present and use the Mark in accordance with Licensor's guidelines as follows:

                           (i) For each use of the Mark in a font larger than 15
points, Licensee shall place "TM" or a superscript "(TM)" next to the mark.





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                           (ii) For each item bearing the Mark, such as a
package or box labeled for consumer use, an invoice or an advertisement or other promotional item, Licensee will include at least one written notice to the effect that: "ONCOGENE SCIENCE and the related logo are trademarks of Oncogene Science, Inc." Such written notice may be on the box or on an insert included with the box, or on any other written matter included with the item in such a manner that it is easily found or observed by consumers or readers of the item.

                           (iii) For each item bearing the Mark, such as a
package or box labeled for consumer use, an invoice or an advertisement or other promotional item, Licensee will place its own trade name and trademarks, or both, in a commercially-reasonable manner identifying Licensee as the immediate source of the item bearing the Mark.

                           (iv) Licensee may present the Mark in any font that
Licensor has previously used or which Licensor uses for its own goods and services during the term of the License.

                           (v) Subject to Section 2(c)(iii) and (iv) hereof,
Licensee may not alter the Mark or combine it with any term, design, designation, trademark or service mark, except that Licensee may use the phrases "Oncogene Science Research Products" and "Oncogene Research Products" during the term of this Agreement. Licensee may not use the Mark or any derivative thereof in any manner that would suggest (i) that Licensor is an affiliate, division or other business unit of Licensee or (ii) an inaccurate statement of fact.

                           (vi) Licensee may not use the Mark with any good,
service or product other than the Research Products.

                           (vii) Should Licensee desire to use the Mark in any
manner that does not meet the guidelines set forth in this Agreement, Licensee shall submit to Licensor for Licensor's review and approval any and all such uses. Licensor shall have thirty (30) days to review such uses, and Licensor shall be deemed to have granted approval of such use if Licensor does not respond within thirty (30) days of Licensor's receipt of Licensee's request. If Licensor refuses approval of such use, Licensee will not use the Mark in such a manner.

                  (d) During the term of the License, Licensor may request samples of any one or more Research Products, which Licensee shall provide. Licensor shall at its own expense conduct tests on the samples to insure that Licensee is maintaining the same level of quality as that previously provided by Licensor. If Licensor determines that one or more Research Products do not meet Licensor's standards of quality in all material respects, then Licensor shall in writing notify Licensee that it is in breach of this License and that Licensee may cure the breach in accordance with the provisions of this Agreement. If the breach is not cured pursuant to the terms of this Agreement, then Licensor's sole remedy shall be to



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terminate the License to use the Mark in connection with such Research Products pursuant to the termination provisions of this Agreement. A termination of the License as to one Research Product shall not affect the License as to any other Research Product.

                           With respect to samples of, or information relating
to, any Future Product ("confidential information"), Licensor shall keep confidential (a) any and all confidential information received from Licensee or derived by Licensor through its examination of such samples, and shall not use such information for any purpose unrelated to examining samples for Future Products to insure that Licensee is maintaining the level of quality required hereunder without the prior written consent of Licensee, both during the term of the Agreement and for a period of ten (10) years following the complete termination of this Agreement. Licensor shall take all reasonable steps to insure such confidential treatment and nonuse. Notwithstanding the foregoing, such obligations of confidential treatment and nonuse shall not apply to information which Licensor shall sustain the burden of proving is (a) in the possession of Licensor prior to receipt thereof from Licensee as shown by Licensor's written records, (b) already available or becomes available to the public through no fault of Licensor, (c) received by License from a third party having a right to disclose it, or (d) is required to be disclosed by subpoena or other legal process of applicable law or regulation.

                  (e) During the term of the License, Licensor may request samples of any advertising, promotional or marketing materials bearing the Mark, which Licensee shall provide. If Licensor determines that one or more materials does not meet Licensor's guidelines for the use of the Mark in all material respects, then Licensor shall in writing notify Licensee that it is in breach of this License and that Licensee may cure the breach in accordance with the provisions of this Agreement. If the breach is not cured pursuant to the terms of this Agreement, then Licensor's sole remedy shall be to terminate the License to use the Mark in connection with such Research Products pursuant to the termination provisions of this Agreement. A termination of the License as to one Research Product shall not affect the License as to any other Research Product.

         3.       RIGHTS IN THE MARK.

                  (a) To the best of its knowledge, information and belief, Licensor represents and warrants to the Licensee that the Mark is the valid and existing trademark of Licensor. Licensor is the sole and exclusive owner of the Mark and has not to date granted any license or other right with respect to the Mark to any third party. Nothing contained in this Agreement shall give Licensee any right, title or interest in the Mark, except the right to use the Mark in strict accordance with the provisions of this Agreement, and Licensee shall not attempt, directly or indirectly, to license or sublicense any other person to use the Mark. All use by the Licensee of the Mark and related goodwill generated thereby shall inure to the benefit of the Licensor.



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                  (b) During the term of this License, Licensee shall not adopt any trademark or trade name, or any other designation, that, in the reasonable judgment of Licensor, is deceptively or confusingly similar to the Mark.

                  (c) During the term of this License, Licensee shall not, directly or indirectly, contest the validity of the Mark, or of Licensor's rights to the Mark, or the use or licensing of the Mark by Licensor or any other person or entity licensed by Licensor.

                  (d) Licensee shall promptly notify Licensor, in writing, of any infringement or potential infringement of the Mark of which it has become aware. Without the prior written consent of Licensor, Licensee shall have no right to bring any action or proceeding relating to such infringement or potential infringement or which involves, directly or indirectly, any issue the litigation of which may affect the interest of Licensor. Licensee shall also promptly notify Licensor of any suit or other proceeding filed against Licensee in any court, governmental agency or arbitration board or panel.

                  (e) In further consideration of the rights granted to Licensee pursuant to this Agreement, Licensee hereby assigns to Licensor, any trademark rights and equities, and any titles incidental to such rights, that may have vested in the Licensee related to the Mark as a result of any activities of Licensee pursuant to this Agreement.

         4. INDEMNIFICATION. Licensee agrees to indemnify and hold harmless Licensor from and against any and all claims, liabilities, expenses, damages and costs (including reasonable attorney's fees) arising out of or relating to Licensee's use of the Mark.

         5. TERM AND TERMINATION.

                  (a) This Agreement and the License hereunder shall continue for a period of three (3) years from the effective date hereof (the "Term"), unless sooner terminated upon the happening of any of the following:

                           (i) if Licensee shall breach any obligation under
this Agreement, in a material manner, then upon notice as provided in paragraph 6 and failure to cure, this Agreement and the License shall terminate;

                           (ii) if there is any attempt by Licensee to transfer
the rights to this License, any such transfer is null and void, and upon notice as provided in paragraph 6 and failure to cure, this Agreement and the License shall terminate; or



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                           (iii) if Licensee and Licensor mutually agree to
terminate this Agreement and the License hereunder.

                  (b) On termination of the License, in whole or part for any reason, Licensee shall immediately and completely discontinue all further use of the Mark in connection with the Research Products that are the subject of the terminated portion of the License. Notwithstanding the foregoing (but subject to the requirements of the last sentence of Section 6 hereof), Licensee may sell in the normal course of business any goods in inventory as of the date of termination bearing the Mark.

         6. NOTICE. Licensor shall give Licensee not less than thirty (30) days written notice to Licensee of any intent to terminate all or part of this License for breach of an obligation hereunder (except for any breach described in Section 2(d) hereof, with respect to which the minimum notice period shall be ninety (90) days) or of any attempt by Licensee to transfer this License. Licensee shall be permitted to cure such breach or attempted transfer within such thirty (30) day period (or ninety (90) day period in the case of a breach as described in Section 2(d) hereof), and if the same be cured, no such termination of the License shall occur. In the event of a breach of Section 2(d) hereof, Licensee shall, during the cure period referred to above, remove any product not meeting Licensor's standards of quality from the market (to the extent any product is under Licensee's control) and refrain from marketing, distributing or selling such product (unless such product is marketed, distributed and sold devoid of the Mark).

         7. MISCELLANEOUS.

                  (a) If any provision of this Agreement shall be void as contrary to applicable law, it is agreed that such provision shall be omitted from this Agreement and that the remainder hereof shall be and remain in full force and effect as if such omitted provision had not been included herein.

                  (b) This Agreement, together with the Purchase Agreement and the agreements, exhibits, schedules, certificates and instruments referred to therein and delivered in connection therewith, constitutes the entire understanding and agreement between the parties hereto with respect to the transactions contemplated by the Purchase Agreement and supersedes all prior understandings and agreements with respect to such subject matter. This Agreement may not be altered, amended or modified in any manner except by written agreement of the parties.

                  (c) Nothing contained in this Agreement shall be construed to place Licensor and Licensee in a relationship as partners, joint venturers, employer and employee or principal and agent, nor shall Licensee be considered in any sense an affiliate of Licensor.


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Licensee shall not have any authority to create or assume in Licensor's name or in its behalf any obligation, express or implied, or to act or purport to act as Licensor's agent or legally empowered representative for any purpose whatsoever.

                  (d) The rights and liabilities of this Agreement may be assigned by Licensor, and this Agreement shall be binding on and inure to the benefit of its successors and assigns. Licensee may assign its rights and responsibilities only with the prior written approval of Licensor, which Licensor may withhold in its sole discretion.

                  (e) All notices, requests, demands and other communications under this Agreement shall comply with the requirement of Section 15.9 of the Purchase Agreement.

                  (f) This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of New York without giving effect to the conflicts of laws principles thereof.

                  (g) A waiver by either of the parties hereto of any breach of any provision of this Agreement by the other party shall not be construed to be a waiver of any succeeding breach or any such provision or waiver of the provision itself.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

LICENSOR:                                      LICENSEE:

ONCOGENE SCIENCE, INC.                         CALBIOCHEM-NOVABIOCHEM
                                               CORPORATION

By:  /s/ Steven M. Peltzman                    By:  /s/ Stelios B. Papadopoulos
    --------------------------                     ----------------------------
     Steven M. Peltzman                            Stelios B. Papadopoulos
     President and Chief                           President and Chief
        Operating Officer                               Executive Officer



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